UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Filing Party:
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(4) Date Filed:
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Supplement to Proxy Statement
For the Annual Meeting of Stockholders
To be held on March 25, 2026

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Concentrix Corporation (the “Company”) with the U.S. Securities and Exchange Commission relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 25, 2026.
After the Company filed the Proxy Statement, one purported stockholder of the Company sent the Company a demand letter asserting that the Proxy Statement failed to disclose the treatment and effect of abstentions and broker non-votes with respect to Proposal No. 4. The Company believes that the alleged omission in the Proxy Statement is immaterial and that no further disclosure is required by applicable statute, rule, regulation, or law beyond that already contained in the Proxy Statement. However, solely to mitigate the risk of delay, expense or distraction related to the demand letter, the Company is voluntarily amending certain disclosures in the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”) under the heading “Supplemental Disclosures to the Proxy Statement.” Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required or material.
Other than the Supplemental Disclosures listed below, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.
Supplemental Disclosures to the Proxy Statement
The text under “Proposal No. 4: Approval of an Amendment to the Concentrix Corporation 2020 Stock Incentive Plan to Increase the Number of Shares Available for Issuance – Required Vote” section of the Proxy Statement is amended and restated in its entirety to read as follows (amendments are marked, with new text bold and underlined, and deleted text bold and stricken through):
The effectiveness of the 2020 Plan Amendment is contingent upon stockholder approval. If our stockholders do not approve the 2020 Plan Amendment, the existing version of the 2020 Plan will remain in effect, unchanged. You may vote for, against, or abstain from voting on this proposal.  ~~Approval of the 2020 Plan Amendment requires t~~The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal, which means the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal for the proposal to pass. Abstentions represent shares entitled to vote and will have the same effect as a vote against the proposal. Broker non-votes will have no effect. ~~present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR”~~ Proxies submitted without direction will be voted for the approval of the 2020 Plan Amendment.